UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2005

Date of Report (Date of earliest event reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

220 West Crest Street Escondido, California 92025-1707
(Address of principal executive offices) (Zip Code)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On September 28, 2005, Realty Income Corporation (the “Company”) and its wholly-owned subsidiary Crest Net Lease, Inc. completed their acquisition of 17 Kerasotes Showplace-branded theater properties, which are operated under various names, from Kerasotes Showplace Theatres, LLC, a Delaware limited liability company (“Kerasotes Showplace”).  The Company acquired these properties for approximately $200 million.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

The 17 Kerasotes Showplace-branded theater properties were acquired in a sale and leaseback transaction whereby the properties were leased on a long-term basis immediately after their acquisition to a single tenant, Kerasotes Showplace, as the seller lessee, under net leases that transfer all of the properties’ non-financial operating and holding costs to Kerasotes Showplace.

Set forth below is certain condensed financial information of Kerasotes Showplace, our net lease tenant, which is taken from their audited financial statements for the year ended December 31, 2004. The financial information presented includes only the most recent fiscal year end reporting period. The Company makes no representation as to the accuracy or completeness of the financial information provided but has no reason not to believe the accuracy or completeness of the financial information.  It should be noted that Kerasotes Showplace has no duty, contractual or otherwise, to advise the Company of any events which might have occurred subsequent to the date of such information which could affect the significance or accuracy of such information.

Kerasotes Showplace, as a private company, is not subject to the information filing requirements of the Securities Exchange Act of 1934, as amended, and therefore is not obligated to file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial condition and other matters.

The following table summarizes certain financial information for Kerasotes Showplace as of or for the year ended December 31, 2004 (dollars in thousands)

Current assets	$18,537
Noncurrent assets	221,169
Current liabilities	25,619
Noncurrent liabilities	198,000
Net sales or total revenue	158,482
Gross profits	96,137
Income from continuing operations	21,278
Net income	21,278

(b)                                Not Applicable.

(c)                                 Not Applicable.

(d)                                Exhibits.

2.1                                Purchase Agreement and Escrow Instructions, dated September 19, 2005, between the Company and Kerasotes Showplace Theatres, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALTY INCOME CORPORATION

Date: September 28, 2005	By:	/s/ Michael R. Pfeiffer
		Name:	Michael R. Pfeiffer
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

2.1	Purchase Agreement and Escrow Instructions, dated September 19, 2005, between the Company and Kerasotes Showplace Theatres, LLC.